Exhibit 99.1

VBI Vaccines Announces Appointment of John Dillman as Chief Commercial Officer

CAMBRIDGE, M.A. – July 12, 2022 – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that John Dillman has been appointed as the Company’s Chief Commercial Officer. Mr. Dillman will be responsible for leading VBI’s commercial strategy, sales, and sales operations, including the commercialization of VBI’s 3-Antigen Hepatitis B Vaccine (HBV), PreHevbrio™ [Hepatitis B Vaccine (Recombinant)].

“Having worked with John for the past two years in his role as our Commercial Lead at Syneos Health, our partner for the U.S. commercialization of PreHevbrio, it is a pleasure to announce his appointment to Chief Commercial Officer,” said Jeff Baxter, VBI’s President and CEO. “With this appointment, John will continue to work closely with the Syneos Health team, ensuring continuity and alignment of strategy and execution for PreHevbrio, while also being able to help shape the trajectory of our earlier-stage development pipeline.”

John Dillman added: “It has been a privilege to work together with Syneos Health and VBI these last two years, and I look forward to continuing to contribute to the commercial strategy and sale of PreHevbrio. More broadly, I am excited to join VBI’s leadership team at such an exciting time for the Company, with several upcoming milestones across the pipeline. VBI’s commitment to public health and unmet medical needs is one I strongly believe in and have been working for in much of my career.”

Lee Taurman, Executive Vice President, Full Service Commercial, for Syneos Health, said: “John’s appointment at VBI is a testament to our successful and ongoing collaboration with VBI. Our aim over the past several years of partnership has been to help VBI build an effective full-service commercialization solution to support the launch of their 3-antigen HBV vaccine. VBI’s decision to bring John in-house is indicative of the flexibility and innovation behind Syneos Health’s approach to commercialization, and we look forward to continuing to support VBI’s commercial efforts with best-in-class teams and resources.”

As part of the Company’s commercialization partnership with Syneos Health, with whom VBI has been working since 2019, Mr. Dillman has served as the Syneos Health Commercial Lead for VBI, orchestrating the fully integrated commercial initiatives devoted to the commercial launch of PreHevbrio in the U.S. Mr. Dillman has been closely involved in crafting VBI’s comprehensive commercial operations strategy across market access, sales, and marketing efforts. Prior to joining Syneos Health, Mr. Dillman spent 17 years at Sanofi Pasteur, the human vaccines business of the Sanofi Group, in various commercial sales and marketing leadership roles. His most recent role was Vice President of Sales, where he was responsible for direction and oversight of the sales force, marketing and sales training, and telesales organization, with full P&L responsibility delivering over $3 billion of sales annually. During his tenure at Sanofi Pasteur, Mr. Dillman was also responsible for all segment, consumer, and digital marketing activities, and spent three years as the General Manager of VaxServe, a Sanofi Pasteur company and a leading specialty distributor of vaccines.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 900,000 people die each year from complications of chronic HBV such as liver decompensation, cirrhosis, and hepatocellular carcinoma.

About PreHevbrio™

VBI’s hepatitis B vaccine is the only 3-antigen hepatitis B vaccine, comprised of the three surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the U.S., European Union/European Economic Area, United Kingdom, and Israel. The brand names for this vaccine are : PreHevbrio™ (US), PreHevbri™ (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio™ [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

Full European Summary of Product Characteristics for PreHevbri are available from the EMA website at www.ema.europa.eu and from the UK MHRA’s website at products.mhra.gov.uk.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

For more information, visit www.vbivaccines.com.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 7, 2022, and filed with the Canadian security authorities at sedar.com on March 7, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com